UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Compensation of Named Executive Officers
     On July 25, 2007, the Compensation Committee (the “Compensation Committee”) of CheckFree Corporation (“CheckFree” or the “Company”) completed its annual performance and compensation review of the Company’s executive officers and approved compensation for performance during fiscal 2007. The following is a description of the compensation arrangements that were approved by the Compensation Committee for the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) for purposes of the Company’s proxy statement for its upcoming 2007 Annual Meeting of Stockholders (the “Named Executive Officers”). Matthew S. Lewis, who was one of the named executive officers for purposes of the Company’s proxy statement for its 2006 Annual Meeting of Stockholders, resigned effective February 23, 2007.
     Fiscal 2008 Annual Base Salary
     The Compensation Committee set the base salaries for fiscal 2008, effective September 1, 2007, for the Named Executive Officers as follows: Peter J. Kight (Chairman and Chief Executive Officer) — $520,000; David E. Mangum (Executive Vice President and Chief Financial Officer) — $292,465; Mark A. Johnson (Vice Chairman) — $301,239; Stephen Olsen (Chief Operating Officer) — $347,572; and Randal A. McCoy (Executive Vice President and General Manager, Software Division) — $291,997.
     Cash Incentive Awards under the 2003 Incentive Compensation Plan for Fiscal 2007
     On July 25, 2007, the Compensation Committee approved payouts to the Company’s Named Executive Officers under the Company’s 2003 Incentive Compensation Plan (the “2003 Plan”) for fiscal 2007 as follows: Mr. Kight — $370,760; Mr. Mangum — $122,048; Mr. Johnson — $89,792; Mr. Olsen — $145,045; and Mr. McCoy — $129,714.
     Fiscal 2008 Target Awards under the 2008 Incentive Compensation Plan
     For fiscal 2008, each of the Named Executive Officers may earn a cash incentive award under the Company’s 2008 Incentive Compensation Plan (the “2008 Plan”) based on the Company’s and/or his specific Division’s achievement of specified performance targets based on revenue and operating income for the 2008 fiscal year. A description of the 2008 Plan is set forth below in this Current Report on Form 8-K under “Adoption of 2008 Incentive Compensation Plan.” For fiscal 2008, the Compensation Committee has established target awards for the Named Executive Officers as follows, expressed as a percentage of annual base salary: Mr. Kight — 115%; Mr. Mangum — 70%; Mr. Johnson — 50%; Mr. Olsen — 70%; and Mr. McCoy — 70%. For Messrs. Kight, Mangum, Johnson and Olsen, achievement of the target award is based 50% on the Company meeting revenue goals and 50% on the Company achieving income from operations goals. For Mr. McCoy, achievement of the target award is based 20% on CheckFree meeting revenue goals, 20% on CheckFree meeting income from operations goals, 30% on the Software Division meeting revenue goals, and 30% on that Division meeting income from operations goals.
     The Compensation Committee has further established minimum threshold goals that must be met on at least one or more of the targets before the Named Executive Officer is eligible for any portion of his fiscal 2008 cash incentive award. The Compensation Committee has also established “overachievement” thresholds that represent the Company’s and/or Division’s overachievement on one or more of their targets. Performance by the Company and its Divisions between the minimum and overachievement targets would result in the Named Executive Officer receiving anywhere from 0% to 200% of his target cash incentive award, relative to the Company’s and/or Division’s performance, as applicable. The potential awards are not capped at 200%, however, so it is possible for a Named Executive to receive higher than 200% of his target award if the Company and/or Division, as applicable to the Named Executive Officer, were to perform beyond the established overachievement targets. The 2008 Plan, however, provides for a maximum award of $2 million.

     Stock Option and Restricted Stock Awards
     Additionally, all of the Named Executive Officers are eligible to receive awards of stock options and shares of restricted stock pursuant to the Company’s 2002 Stock Incentive Plan, as may be amended from time to time (the “2002 Stock Plan”). Such awards are awarded by the Compensation Committee of the Company’s Board of Directors (the “Board of Directors”).
Compensation of Non-Management Directors for Fiscal 2008
     On July 26, 2007, the Board of Directors, on the recommendation of the Governance Committee, approved the following fees to be paid to the Company’s non-management (outside) directors for service in fiscal 2008:
•	an annual fee of $50,000;

•	an additional annual fee of $10,000 for the Chairman of the Audit Committee (Mr. James Dixon);

•	an additional annual fee of $5,000 for the Chairman of the Governance Committee (Mr. Eugene Quinn) and the Chairman of the Compensation Committee (Mr. Jeffrey Wilkins);

•	an additional annual fee of $5,000 for non-Chairman members of the Audit Committee; and

•	an additional annual fee of $2,500 for non-Chairman members of the Governance Committee and Compensation Committee.
     For fiscal 2008, these fees will be paid quarterly at the end of each quarter. Each director can elect to receive these fees in either cash or stock, or a combination of both, and can elect to defer the stock portion of such payment until the director’s service on the board terminates for any reason. If a director elects to receive the payment of his fees in stock, the number of shares that the director is entitled to receive is calculated by dividing the amount of the director’s fee by the closing sale price of our common stock on the date that the fees are paid.
     Additionally, all of CheckFree’s non-management directors are eligible to receive awards of stock options and shares of restricted stock pursuant to the Company’s 2002 Stock Plan. Such awards are recommended by the Governance Committee and awarded by the full Board of Directors. For fiscal 2008, the Board of Directors has determined that each outside director shall receive a grant of restricted stock worth $80,000, which shares will be granted effective on August 14, 2007 and valued at the closing stock price on that date.
     Outside directors are reimbursed for travel, lodging and other customary out-of-pocket expenses incurred in attending board, committee and stockholder meetings.
Adoption of 2008 Incentive Compensation Plan
     On July 26, 2007 the Board of Directors adopted the 2008 Plan to replace the Company’s 2003 Plan, as the Company’s annual management cash incentive program for Named Executive Officers and other key employees as defined in the 2008 Plan. Pursuant to the terms of the 2008 Plan, participants are eligible to receive cash incentive awards, as established by the Company’s Compensation Committee. Such cash incentive awards are based on the Company and/or Company Divisions, as applicable to the individual Named Executive Officer, meeting certain performance goals for the fiscal year. The potential awards are expressed as a percentage of annual base salary, and an annual award payable to any participant cannot exceed $2 million. A participant in the 2008 Plan must be employed by the Company on the date awards are paid to receive payment under the plan.
     According to the terms of the 2008 Plan, performance goals may be based on any one or more of the following objective performance measures: revenues, market share, earnings per share (actual or targeted growth), income or loss from operations, income or loss before taxes, income or loss before extraordinary items, net income or loss, net income or loss per common share, cash flow, free cash flow, price of the Company’s common stock, shareholder return, return on equity, return on investment, return on capital, economic profit, or economic value added. Each performance goal shall have a minimum performance standard below which no payments will be made.

The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards by including or excluding unusual or non-recurring events whenever the Compensation Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan. Further, under the 2008 Plan, the Compensation Committee can increase or decrease individual awards based on extraordinary circumstances.
     A copy of the 2008 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Retention Agreements
     On July 25, 2007, the Compensation Committee approved, and on July 31, 2007, the Company entered into, a Retention Agreement with the Company’s executive officers, including the Named Executive Officers (the “Retention Agreement”). The Retention Agreement has an initial term of two years, which term automatically extends for an additional one-year period on each annual anniversary of the Retention Agreement date, unless at least 60 days prior to the annual anniversary of the Retention Agreement, the Company provides the executive with notice that the term will not be extended. A Change in Control must occur during the term of the Retention Agreement for the Named Executive Officer to be entitled to any benefits or payments.
     Definition of Change in Control. For purposes of the Retention Agreement, a “Change in Control” means the occurrence of any of the following events:
•	Individuals who at the beginning of any twelve-month period constituted the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during such period, except that any person who becomes a director during such period and whose election or nomination was approved by a majority of the Incumbent Directors will generally be considered an Incumbent Director; or

•	Any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly of either (i) 30% or more of the Company’s then-outstanding shares of common stock, or (ii) securities of the Company representing 30% or more of the combined voting power of its then outstanding securities eligible to vote for the election of directors; or

•	The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a subsidiary, or the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another corporation, unless immediately following any of those transactions certain requirements are met regarding the beneficial ownership of voting securities and make up of the board of directors as more fully set forth in the Retention Agreement.
      Acceleration of Equity Awards Upon a Change in Control. In the event of a Change in Control during the term of the Retention Agreement, all then-outstanding equity awards issued to a Named Executive Officer pursuant to the Company’s incentive plans will become immediately and fully vested and exercisable, and/or all restrictions on such awards shall lapse, notwithstanding any contrary waiting or vesting periods specified in the plan or the applicable award agreement.
     Employment Period Upon a Change in Control. The Company agrees to continue employing the Named Executive Officer, and the Named Executive Officer agrees to remain our employee subject to the provisions of the Retention Agreement, for a period of eighteen (18) months following the date on which the Change in Control occurs (the “Employment Period”). In addition, if a Named Executive Officer’s employment is terminated (whether by the Company without cause or by the executive for good reason, all as defined in the Retention Agreement) within six (6) months prior to the date on which the Change in Control occurs, and the Named Executive Officer can reasonably demonstrate that his termination arose in connection with or anticipation of a Change in Control, then for all purposes under the Retention Agreement the Change in Control will be deemed to have occurred on the date immediately prior to such termination.

     During the Employment Period, a Named Executive Officer’s position, authority and responsibilities with the Company will be at least commensurate in all material respects with those held and exercised by him during the 120 days before the Change in Control. The Company also agrees that during this period, the Named Executive Officer will perform his services at a location that is no more than 50 miles from where he was employed immediately before the Change in Control. In addition, the Named Executive Officer will continue to receive an annual base salary and annual target cash incentive opportunity at least equal to his salary and target cash incentive award prior to the Change in Control. The Named Executive Officer will be entitled to participate in all incentive, savings and retirement plans, welfare benefit plans, fringe benefit plans and paid time off programs provided to the Company’s other peer executives but in no event can any such plans or programs be less favorable than what the Company provided to the Named Executive Officer before the Change in Control.
     The Company’s Obligations Upon Termination. If during the Employment Period the Company terminates a Named Executive Officer for cause, or if the Named Executive Officer voluntarily terminates employment other than for good reason, the Retention Agreement terminates without any further obligation to the Named Executive officer other than to pay accrued salary and benefits. The Named Executive Officer is also entitled to receive any other amounts or benefits required to be paid or provided under any of the Company’s other plans or programs. The Retention Agreement defines cause to mean, among other things, the executive’s willful failure to perform his duties, conviction of certain criminal acts, a material breach by the executive of the Company’s code of conduct or ethics, or grossly inappropriate conduct by the executive that is likely to lead to material injury to the Company as determined by the Board.
     If the Named Executive Officer’s employment is terminated by reason of his death or disability (as defined in the Retention Agreement) during the Employment Period, the Retention Agreement terminates without further obligation to the executive other than to pay accrued salary and benefits. In addition, the Named Executive Officer or his estate or beneficiaries will be entitled to receive any other amounts or benefits required to be paid or provided in the event of death or disability under any of the Company’s other plans or programs.
     If, during the Employment Period, the Company terminates the Named Executive Officer other than for cause, death or disability, or the Named Executive Officer terminates his employment for good reason, then the Company is obligated to provide the executive with the following:
•	A single lump sum cash payment within 30 days after the termination date equal to:
o	Accrued and unpaid annual base salary and vacation; and

o	A severance payment equal to two (2) times the sum of the Named Executive Officer’s annual base salary and target annual cash incentive award for the year in which the termination occurs; and
•	If the Named Executive Officer elects to continue participation in any group medical, dental, vision and/or prescription drug plan benefits to which he and his eligible dependents would be entitled under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) (“COBRA”), then during the period that he is entitled such coverage under COBRA, the Company will pay him the excess of (i) the COBRA cost of such coverage, over (ii) the amount he would have had to pay for coverage as an employee; and

•	To the extent not paid or provided, any amounts or benefits required to be paid or provided to the Named Executive Officer under any of the Company’s other plans or programs.
The Retention Agreement provides that “good reason” for the executive to terminate his employment exists upon a diminution in the Named Executive Officer’s base salary, target annual cash incentive award, long-term incentive awards, duties or responsibilities, a material diminution in the budget over which the executive has authority, requiring the executive to be based at any location more than 50 miles from his location prior to the Change in Control or any material breach of the Retention Agreement by the Company. The Named Executive Officer must choose to resign within 90 days after the event giving rise to “good reason” and provide the Company with no less than 30 days and no more than 60 days to correct or reverse the event before he is eligible to terminate his employment for good reason under the Retention Agreement.

     In addition, in the event any payment or distribution by the Company to the Named Executive Officer would be subject to an excise tax under Section 4999 of the Code, or he incurs any interest or penalties with respect to such excise tax, then the executive is entitled to receive an additional payment equal to the excise tax imposed on all payments and distributions under the Retention Agreement (the “Gross Up Payment”).
     During their term, the Retention Agreements superseded all prior severance plans or programs established by the Company except for rights to severance compensation and other benefits under individual agreements that are not covered by the Retention Agreement. In addition, where an executive officer is entitled to severance pay and other benefits under the Retention Agreement and a different agreement, the Named Executive Officer will receive the greatest aggregate amounts and benefits due pursuant to one of those agreements but will not be entitled to a duplication of such amounts and benefits.
     A copy of the Retention Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	CheckFree Corporation 2008 Incentive Compensation Plan.

10.2	Form of Retention Agreement, dated July 31, 2007, between CheckFree Corporation and each of the Company’s executive officers.

10.3	Form of Performance Accelerated Restricted Stock Award Agreement under the Amended and Restated 2002 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: July 31, 2007	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	CheckFree Corporation 2008 Incentive Compensation Plan.

10.2	Form of Retention Agreement, dated July 31, 2007, between CheckFree Corporation and each of the Company’s executive officers.

10.3	Form of Performance Accelerated Restricted Stock Award Agreement under the Amended and Restated 2002 Stock Incentive Plan.